Exhibit 10.29

SECOND AMENDMENT TO SERVICE COMPANY CONTRACT

THIS SECOND AMENDMENT to that certain Service Company Contract (hereinafter the “Agreement”) is made and entered into as of the 1st day of January, 2000, by and between PINNACLE ADMINISTRATIVE COMPANY (formerly known as Florida Administrators, Inc.), a Florida corporation (hereinafter referred to as “Management Company”) and PINNACLE BENEFITS, INC., (formerly known as Compensation Benefits, Inc.) a Florida corporation (hereinafter referred to as “Service Company”).

RECITALS

WHEREAS, the Management Company and Service Company have previously entered into the Agreement effective April 7, 1995; and

WHEREAS, the Management Company and Service Company subsequently entered into that certain “Amendment to Service Company Contract” effective January 26, 1996 (hereinafter the “First Amendment”); and

WHEREAS, as a result of a change of name amendment to the Articles of Incorporation, Management Company is now legally known as PINNACLE ADMINISTRATIVE COMPANY; and

WHEREAS, as a result of a change of name amendment to the Articles of Incorporation, Service Company is now legally known as PINNACLE BENEFITS, INC.; and

WHEREAS, PINNACLE ASSURANCE CORPORATION, a Florida stock insurance company (referred to as “PINNACLE” in the Agreement and in the First Amendment is now legally known as “AMCOMP PREFERRED INSURANCE COMPANY, a Florida stock insurance company.

NOW THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby conclusively acknowledged by all parties, it is agreed by and between the Management Company and the Service Company as follows:

1.             The above Recitals are incorporated into the terms and provisions of this Addendum by reference.

2.             “ARTICLE I – DEFINITIONS” at Section 1.4 of the Agreement, as amended by the First Amendment, shall be and are hereby amended to read as follows:

“1.4         The name “Pinnacle” as utilized throughout the Agreement, as amended by the First Amendment, is hereby replaced by the name “AmCOMP”. The name AmCOMP shall mean AmCOMP PREFERRED INSURANCE COMPANY, a

Florida stock insurance company. Further, all references to “Pinnacle” throughout the Agreement and the First Amendment shall be amended so as to refer to “AmCOMP” as defined above.

3.             All remaining terms and provisions of the Agreement and the First Amendment shall remain in full force and effect and are hereby ratified and reaffirmed. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement or the First Amendment, the terms and provisions of this Amendment shall prevail.

IN WITNESS HEREOF the undersigned have executed this Amendment on the date set forth above.

MANAGEMENT COMPANY:
PINNACLE ADMINISTRATIVE COMPANY

By:	/s/ Debra Cerre-Ruedisili
As its Director, Executive Vice President, COO
and Duly Authorized Agent

SERVICE COMPANY:
PINNACLE BENEFITS, INC.

By:	/s/ [ILLEGIBLE]
As Its Secretary
and Duly Authorized Agent